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                                                                     Exhibit (i)


6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE  (410) 580-3000
FAX    (410) 580-3001

                                April 24, 2001

LaSalle Investment Management Funds, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

          Re:  Registration Statement on Form N-1A
               -----------------------------------

Ladies and Gentlemen:

     Please refer to our opinion letter to you dated December 31, 1997 (the "Letter"), relating to LaSalle Investment Management Funds, Inc. (formerly LaSalle Partners Funds, Inc.), a Maryland corporation (the "Fund"). We hereby consent to your continued use of the Letter as of the date stated therein, and consent to the filing of this letter with respect to the Post-Effective Amendment No. 5 to the Fund's Registration Statement on Form N-1A, Registration No. 333-36161, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 6 to its Registration Statement filed pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-08373, relating to Shares (as defined in the Letter) of the Fund.

                              Very truly yours,

                              /s/ Piper Marbury Rudnick & Wolfe LLP